Exhibit 99.6

ATTORNEY OR PARTY WITHOUT ATTORNEY *(Name, State Bar number, and address)*	FOR COURT USE ONLY
David T. Wissbroecker (243867) Robbins Geller Rudman & Dowd LLP 655 West Broadway, Suite 1900 San Diego, CA 92101 TELEPHONE NO.: 619/231-1058 FAX NO. *(Optional)*: 619/231-7423 E-MAIL ADDRESS *(Optional)*: dwissbroecker@rgrdlaw.com ATTORNEY FOR *(Name)*: Plaintiff Clarence Golden	
SUPERIOR COURT OF CALIFORNIA, COUNTY OF Santa Clara STREET ADDRESS: 191 North First Street MAILING ADDRESS: CITY AND ZIP CODE: San Jose, CA 95113 BRANCH NAME: Civil Division	
PLAINTIFF/PETITIONER: Clarence Golden DEFENDANT/RESPONDENT: PLX Technology, Inc., et al.	CASE NUMBER: 114CV267531 JUDICIAL OFFICER:
NOTICE OF RELATED CASE	DEPT.:

Identify, in chronological order according to date of filing, all cases related to the case referenced above.

1. a. Title: Cox v. PLX Technology, Inc., et al.
   b. Case number: 1:14-cv-267079
   c. Court: ☒ same as above
   ☐ other state or federal court *(name and address)*:
   d. Department:
   e. Case type: ☐ limited civil ☒ unlimited civil ☐ probate ☐ family law ☐ other *(specify)*:
   f. Filing date:
   g. Has this case been designated or determined as "complex?" ☒ Yes ☐ No
   h. Relationship of this case to the case referenced above *(check all that apply)*:
   ☒ involves the same parties and is based on the same or similar claims.
   ☒ arises from the same or substantially identical transactions, incidents, or events requiring the determination of the same or substantially identical questions of law or fact.
   ☐ involves claims against, title to, possession of, or damages to the same property.
   ☒ is likely for other reasons to require substantial duplication of judicial resources if heard by different judges.
   ☐ Additional explanation is attached in attachment 1h
   i. Status of case:
   ☒ pending
   ☐ dismissed ☐ with ☐ without prejudice
   ☐ disposed of by judgment
2. a. Title: Ellis V. PLX Technology, Inc., et al.
   b. Case number: 1:14-cv-267171
   c. Court: ☒ same as above
   ☐ other state or federal court *(name and address)*:
   d. Department:

Page 1 of 3
Form Approved for Optional Use
Judicial Council of California
CM-015 [Rev. July 1, 2007]
NOTICE OF RELATED CASE
Cal. Rules of Court, rule 3.300
www.courtinfo.ca.gov

CM-015 PLAINTIFF/PETITIONER: Clarence Golden CASE NUMBER: DEFENDANT/RESPONDENT: PLX Technology, Inc., et al. 2. (continued) e. Case type: 0 limited civil 1 unlimited civil 0 probate 0 family law 0 other (specify): f. Filing date: June 26, 2014 g. Has this case been designated or determined as "complex?" 1 Yes 0 No h. Relationship of this case to the case referenced above (check all that apply): 1 involves the same parties and is based on the same or similar claims. 1 arises from the same or substantially identical transactions, incidents, or events requiring the determination of the same or substantially identical questions of law or fact. 0 involves claims against, title to, possession of, or damages to the same property. 1 is likely for other reasons to require substantial duplication of judicial resources if heard by different judges. 0 Additional explanation is attached in attachment 2h i. Status of case: 1 pending 0 dismissed 0 with 0 without prejudice 0 disposed of by judgment 3. a. Title: b. Case number: c. Court: 0 same as above 0 other state or federal court (name and address): d. Department: e. Case type: 0 limited civil 0 unlimited civil 0 probate 0 family law 0 other (specify): f. Filing date: g. Has this case been designated or determined as "complex?" 0 Yes 0 No h. Relationship of this case to the case referenced above (check all that apply): 0 involves the same parties and is based on the same or similar claims. 0 arises from the same or substantially identical transactions, incidents, or events requiring the determination of the same or substantially identical questions of law or fact. 0 involves claims against, title to, possession of, or damages to the same property. 0 is likely for other reasons to require substantial duplication of judicial resources if heard by different judges. 0 Additional explanation is attached in attachment 3h i. Status of case: 0 pending 0 dismissed 0 with 0 without prejudice 0 disposed of by judgment 4. 0 Additional related cases are described in Attachment 4. Number of pages attached: Date: July 3, 2014 David T. Wissbroecker 4 (TYPE OR PRINT NAME OF PARTY OR ATTORNEY) (SIGNATURE OF PARTY OR ATTORNEY) CM-015 CM-015 [Rev. July 1, 2007] NOTICE OF RELATED CASE Page 2 of 3

CM-015 PLAINTIFF/PETITIONER: Clarence Golden CASE NUMBER: DEFENDANT/RESPONDENT: PLX Technology, Inc., et al. PROOF OF SERVICE BY FIRST-CLASS MAIL NOTICE OF RELATED CASE (NOTE: You cannot serve the Notice of Related Case if you are a party in the action. The person who served the notice must complete this proof of service. The notice must be served on all known parties in each related action or proceeding.) 1. I am at least 18 years old and not a party to this action. I am a resident of or employed In the county where the mailing took place, and my residence or business address is (specify): 2. | served a copy of the Notice of Related Case by enclosing it in a sealed envelope with first-class postage fully prepaid and (check one): a. 0 deposited the sealed envelope with the United States Postal Service. b. 0 placed the sealed envelope for collection and processing for mailing, following this business's usual practices, with which I am readily familiar. On the same day correspondence is placed for collection and mailing, it is deposited in the ordinary course of business with the United States Postal Service. 3. The Notice of Related Case was mailed: a. on (date): b. from (city and state): 4. The envelope was addressed and mailed as follows: a. Name of person served: c. Name of person served: Street address: Street address: City: City: State and zip code: State and zip code: b. Name of person served: d. Name of person served: Street address: Street address: City: City: State and zip code: State and zip code: 0 Names and addresses of additional persons served are attached. (You may use form POS-030(P).) I declare under penalty of perjury under the laws of the State of California that the foregoing is true and correct. Date: 4 (TYPE OR PRINT NAME OF DECLARANT) (SIGNATURE OF DECLARANT) COMPLAINT FOR BREACHES OF FIDUCIARY DUTY AND VIOLATIONS OF STATE LAW CM-015 [Rev. July 1, 2007] NOTICE OF RELATED CASE Page 3 of 3

SUM-100 SUMMONS (CITACION JUDICIAL) FOR COURT USE ONLY (SOLO PARA USO DE LA CORTE) NOTICE TO DEFENDANT: (AVISO AL DEMANDADO): PLX TECHNOLOGY, INC., (Additional Parties Attachment form is attached) YOU ARE BEING SUED BY PLAINTIFF: (LO ESTÁ DEMANDANDO EL DEMANDANTE): CLARENCE GOLDEN, Individually and on Behalf of All Others Similarly Situated NOTICE! You have been sued. The court may decide against you without your being heard unless you respond within 30 days. Read the information below. You have 30 CALENDAR DAYS after this summons and legal papers are served on you to file a written response at this court and have a copy served on the plaintiff. A letter or phone call will not protect you. Your written response must be in proper legal form if you want the court to hear your case. There may be a court form that you can use for your response. You can find these court forms and more information at the California Courts Online Self-Help Center (www.courtinfo.ca.gov/selfhelp), your county law library, or the courthouse nearest you. If you cannot pay the filing fee, ask the court clerk for a fee waiver form. If you do not file your response on time, you may lose the case by default, and your wages, money, and property may be taken without further warning from the court. There are other legal requirements. You may want to call an attorney right away. If you do not know an attorney, you may want to call an attorney referral service. If you cannot afford an attorney, you may be eligible for free legal services from a nonprofit legal services program. You can locate these nonprofit groups at the California Legal Services Web site (www.lawhelpcalifornia.org), the California Courts Online Self-Help Center (www.courtinfo.ca.gov/selfhelp), or by contacting your local court or county bar association. NOTE: The court has a statutory lien for waived fees and costs on any settlement or arbitration award of $10,000 or more in a civil case. The court's lien must be paid before the court will dismiss the case. ¡AVISO! Lo han demandado. Si no responde dentro de 30 días, la corte puede decidir en su contra sin escuchar su versión. Lea la información a continuación. Tiene 30 DÍAS DE CALENDARIO después de que le entreguen esta citación y papeles legales para presentar una respuesta por escrito en esta corte y hacer que se entregue una copia al demandante. Una carta o una llamada telefónica no lo protegen. Su respuesta por escrito tiene que estar en formato legal correcto si desea que procesen su caso en la corte. Es posible que haya un formulario que usted pueda usar para su respuesta. Puede encontrar estos formularios de la corte y más información en el Centro de Ayuda de las Cortes de California (www.sucorte.ca.gov), en la biblioteca de leyes de su condado o en la corte que le quede más cerca. Si no puede pagar la cuota de presentación, pida al secretario de la corte que le dé un formulario de exención de pago de cuotas. Si no presenta su respuesta a tiempo, puede perder el caso por incumplimiento y la corte le podrá quitar su sueldo, dinero y bienes sin más advertencia. Hay otros requisitos legales. Es recomendable que llame a un abogado inmediatamente. Si no conoce a un abogado, puede llamar a un servicio de remisión a abogados. Si no puede pagar a un abogado, es posible que cumpla con los requisitos para obtener servicios legales gratuitos de un programa de servicios legales sin fines de lucro. Puede encontrar estos grupos sin fines de lucro en el sitio web de California Legal Services, (www.lawhelpcalifornia.org), en el Centro de Ayuda de las Cortes de California, (www.sucorte.ca.gov) o poniéndose en contacto con la corte o el colegio de abogados locales. AVISO: Por ley, la corte tiene derecho a reclamar las cuotas y los costos exentos por imponer un gravamen sobre cualquier recuperación de $10,000 ó más de valor recibida mediante un acuerdo o una concesión de arbitraje en un caso de derecho civil. Tiene que pagar el gravamen de la corte antes de que la corte pueda desechar el caso. The name and address of the court is: (El nombre y dirección de la corte es): CA Superior Court, Santa Clara County 191 North First Street San Jose, CA 95113 CASE NUMBER: (Número del Caso): 114 CV267531 The name, address, and telephone number of plaintiff's attorney, or plaintiff without an attorney, is: (El nombre, la dirección y el número de teléfono del abogado del demandante, o del demandante que no tiene abogado, es): David T. Wissbroecker, Robbins Geller, et al., 655 Broadway #1900, San Diego, CA 92101-619261-1058 DATE: July 3, 2014 (Fecha) Clerk, by (Secretario) , Deputy (Adjunto) (For proof of service of this summons, use Proof of Service of Summons (form POS-010).) (Para prueba de entrega de esta citatión use el formulario Proof of Service of Summons, (POS-010)). [SEAL] NOTICE TO THE PERSON SERVED: You are served 1. 0 as an individual defendant. 2. 0 as the person sued under the fictitious name of (specify): 3. 0 on behalf of (specify): under: 0 CCP 416.10 (corporation) 0 CCP 416.60 (minor) 0 CCP 416.20 (defunct corporation) 0 CCP 416.70 (conservatee) 0 CCP 416.40 (association or partnership) 0 CCP 416.90 (authorized person) 0 other (specify): 4. 0 by personal delivery on (date): Page 1 of 1 Form Adopted for Mandatory Use Judicial Council of California SUM-100 [Rev. July 1, 2009] SUMMONS Code of Civil Procedure §§ 412.20, 465 www.courtinfo.ca.gov

SUM-200(A) SHORT TITLE: Golden v. PLX Technology, Inc, et al. CASE NUMBER: INSTRUCTIONS FOR USE ¢ This form may be used as an attachment to any summons if space does not permit the listing of all parties on the summons. ¢ If this attachment is used, insert the following statement in the plaintiff or defendant box on the summons: "Additional Parties Attachment form is attached." List additional parties (Check only one box. Use a separate page for each type of party.): 0 Plaintiff 1 Defendant 0 Cross-Complainant 0 Cross-Defendant AVAGO TECHNOLOGIES WIRELESS (U.S.A.) MANUFACTURING INC., PLUTO MERGER SUB, INC., MICHAEL J. SALAMEH, DAVID K. RAUN, RALPH SCHMITT, ERIC SINGER, STEPHEN DOMENIK, JOHN H. HART, MARTIN COLOMBATTO, PATRICK VERDERICO and DOES 1-25, inclusive Page 1 of 1 Form Adopted for Mandatory Use Judicial Council of California SUM-200(A) [Rev. January 1, 2007] ADDITIONAL PARTIES ATTACHMENT Attachment to Summons

ROBBINS GELLER RUDMAN & DOWD LLP RANDALL J. BARON (150796) A. RICK ATWOOD, JR. (156529) DAVID T. WISSBROECKER (243867) EDWARD M. GERGOSIAN (105679) 655 West Broadway, Suite 1900 San Diego, CA 92101 Telephone: 619/231-1058 619/231-7423 (fax) Attorneys for Plaintiff [Additional counsel appear on signature page.] SUPERIOR COURT OF THE STATE OF CALIFORNIA COUNTY OF SANTA CLARA CLARENCE GOLDEN, Individually and on Behalf of All Others Similarly Situated, Plaintiff, vs. PLX TECHNOLOGY, INC., AVAGO TECHNOLOGIES WIRELESS (U.S.A.) MANUFACTURING INC., PLUTO MERGER SUB, INC., MICHAEL J. SALAMEH, DAVID K. RAUN, RALPH SCHMITT, ERIC SINGER, STEPHEN DOMENIK, JOHN H. HART, MARTIN COLOMBATTO, PATRICK VERDERICO and DOES 1-25, inclusive, Defendants. ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) Case No. CLASS ACTION COMPLAINT FOR BREACHES OF FIDUCIARY DUTY AND VIOLATIONS OF STATE LAW COMPLAINT FOR BREACHES OF FIDUCIARY DUTY AND VIOLATIONS OF STATE LAW

SUMMARY OF THE ACTION 1. This is a stockholder class action brought by plaintiff on behalf of the holders of PLX Technology, Inc. (“PLXT” or the “Company”) common stock against PLXT, the members of PLXT’s Board of Directors (the “Board”), Avago Technologies Wireless (U.S.A.) Manufacturing Inc., a Delaware corporation (“Parent”), Pluto Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Parent (“Merger Sub,” and with Parent, “Avago”), arising out of their breaches of fiduciary duty and/or the aiding and abetting of such breaches of fiduciary duty in connection with the proposed acquisition of PLXT by Avago through an unfair process and at an unfair price (the “Proposed Acquisition”). 2. Based in Sunnyvale, California, PLXT designs, develops, manufactures and sells integrated circuits worldwide. On June 23, 2014, the Company announced that PLXT and Avago had entered into a definitive agreement (the “Merger Agreement”) pursuant to which Avago will acquire the Company for just $6.50 per share. Pursuant to the Merger Agreement, Avago will soon (by July 8, 2014) commence a tender offer to acquire all of the outstanding shares of the Company’s common stock for $6.50 per share in cash (“Tender Offer”). Defendants are working quickly to consummate the deal; absent judicial intervention, the Tender Offer will expire in early August 2014. 3. The Proposed Acquisition is the product of a hopelessly flawed process that is designed to ensure the sale of PLXT to Avago on terms preferential to defendants and other PLXT insiders and to subvert the interests of plaintiff and the other public stockholders of the Company. The Proposed Acquisition is being driven entirely by PLXT’s largest shareholder — Potomac Capital Partners II, L.P. (“PCP II”) — and the Board and Company management, who collectively own 14.7% of PLXT’s outstanding stock and seek liquidity for their illiquid holdings in PLXT stock. If the Proposed Acquisition closes, PCP II and the Board and Company management will receive over $43.8 million from the sale of their illiquid holdings. Thus, the Board is conflicted and serving its own financial interests rather than those of PLXT’s other shareholders. 4. From the Proposed Acquisition, PLXT’s officers and directors will receive millions of dollars in special payments — not being made to ordinary shareholders — for currently unvested stock options, performance units, and restricted shares, all of which shall, upon the merger’s closing, – 1 – COMPLAINT FOR BREACHES OF FIDUCIARY DUTY AND VIOLATIONS OF STATE LAW

become fully vested and exercisable. The Company’s senior management is also entitled to receive from the Proposed Acquisition millions of dollars in change-of-control payments. Moreover, the Company’s management appears to be staying on board for the long term after the Proposed ‘ Acquisition. 5. The proposed Tender Offer price of $6.50 per share drastically undervalues the Company’s assets and prospects. The $6.50 per share consideration represents a premium of just 9.4% based on PLXT’s closing price on June 20, 2014, the last trading day before the Proposed Acquisition was announced. This premium is significantly below the median one-day premium of nearly 62% for comparable transactions in the past three years. Further, at least one analyst set a price target of $8.00 per share for PLXT common stock. In addition, PLXT has traded above the merger consideration price as recently as January 17, 2014, when the Company’s common stock reached a high of $6.91 per share. 6. As further evidence of the unfairness of the $6.50 per share Tender Offer price, on April 21, 2014, PLXT released its financial results for the Company’s first quarter ended March 31, 2014, reporting the Company’s fifth straight profitable quarter. Specifically, PLXT reported higher gross profits and increased operating income over the previous quarter. In announcing the quarterly results, PLXT’s President and CEO, defendant David Raun (“Raun”), stated, “‘Based on current backlog, forecasts from customers, and resolution of the assembly issues, we expect all of our market segments to be up in Q2, driven primarily by Gen2 and Gen3 shipments. We are beginning to see an increasing number of Gen3 design wins go into volume production and we believe that this ramp will fuel our growth this year and in years to come . . .’” 7. Defendants agreed to the Proposed Acquisition in breach of their fiduciary duties to PLXT’s public shareholders, which they brought about through an unfair sales process. Rather than undertake a full and fair sales process designed to maximize shareholder value as their fiduciary duties require, the Board catered to its own liquidity goals, as well as to the interests of Avago. 8. Pursuant to the Merger Agreement, Avago will commence the Tender Offer shortly, and no later than July 8, 2014. The initial offer period of the Tender Offer will expire as soon as 25 business days after the commencement of the offer. The closing of the merger is subject only to tender by the holders of a simple majority of the Company’s common stock, and 14.7% of the Company’s – 2 – COMPLAINT FOR BREACHES OF FIDUCIARY DUTY AND VIOLATIONS OF STATE LAW

 shares are controlled by PCP II and the Board and members of Company management, all of whom signed an agreement to tender their shares in support of the Merger Agreement. PLXT and Avago have announced their intent to effect the merger, pursuant to recently enacted §251(h) of the Delaware General Corporation Law, as a short-form merger — to cash out any shareholders who do not tender ¬without so much as a shareholder vote. Thus, just over 35% of the Company’s outstanding shares need to be tendered in order for the merger to close. 9. To protect against the threat of alternate bidders out-bidding Avago after the announcement, defendants implemented preclusive deal protection devices to guarantee that Avago will not lose its preferred position. These deal protection devices effectively preclude any competing bids for PLXT. 10. Those deal protection devices will preclude a fair sales process for the Company and lock out competing bidders, and include: (i) a no-shop clause that will preclude the Company from soliciting potential competing bidders; (ii) a matching rights provision that would require the Company to disclose confidential information about competing bids to Avago and allow Avago to match any competing proposal; and (iii) a termination and expense fee provision that would require the Company to pay Avago $10.85 million if the Proposed Acquisition is terminated in favor of a superior proposal. 11. In pursuing the unlawful plan to sell the Company for less than fair value and pursuant to an unfair process, defendants have breached their fiduciary duties of loyalty, due care, independence, candor, good faith and fair dealing, and/or have aided and abetted such breaches. Defendants are moving quickly to consummate the Proposed Acquisition. According to the defendants, the Tender Offer will commence shortly and close in about one month. Consequently, immediate judicial intervention is warranted here to rectify existing and future irreparable harm to the Company’s shareholders. Plaintiff seeks equitable relief only to enjoin the Proposed Acquisition or, alternatively, rescind the Proposed Acquisition in the event it is consummated. JURISDICTION AND VENUE 12. This Court has jurisdiction over the causes of action asserted herein pursuant to the California Constitution, art, VI, §10, because this case is a cause not given by statute to other trial courts. – 3 – COMPLAINT FOR BREACHES OF FIDUCIARY DUTY AND VIOLATIONS OF STATE LAW

13. This Court has jurisdiction over PLXT because PLXT is a citizen of California and Delaware as it is incorporated in Delaware and has its principal place of business at 870 W. Maude Avenue, Sunnyvale, California 94085. This action is not removable. 14. Venue is proper in this Court because the conduct at issue took place and had an effect in this County. THE PARTIES 15. Plaintiff Clarence Golden is, and at all times relevant hereto was, a shareholder of PLXT. 16. Defendant PLXT is a Delaware corporation headquartered in Sunnyvale, California. Defendant PLXT is sued herein as an aider and abettor. 17. Defendant Parent is a Delaware corporation with headquarters in San Jose, California and Singapore. Defendant Parent is sued herein as an aider and abettor. 18. Defendant Merger Sub is a Delaware corporation and a wholly-owned subsidiary of Parent. Defendant Merger Sub is sued herein as an aider and abettor. 19. Defendant Michael J. Salameh is and has been at all relevant times PLXT’s Chairman and a member of the Board. Salamaeh co-founded PLXT and previously served as the Company’s CEO. 20. Defendant Raun is and has been at all relevant times PLXT’s President and CEO and a member of the Board. 21. Defendant Ralph Schmitt is and has been at all relevant times a member of the Board. Schmitt previously served as the Company’s President and CEO. 22. Defendant Eric Singer is and has been at all relevant times a member of the Board. Singer is a co-managing member of Potomac Capital Management HI, L.L.C., an affiliate of PCP II, the Company’s largest shareholder. 23. Defendant Stephen Domenik is and has been at all relevant times a member of the Board. 24. Defendant John H. Hart is and has been at all relevant times a member of the Board. 25. Defendant Martin Colombatto is and has been at all relevant times a member of the Board. 26. Defendant Patrick Verderico is and has been at all relevant times a member of the Board. – 4 – COMPLAINT FOR BREACHES OF FIDUCIARY DUTY AND VIOLATIONS OF STATE LAW

27. The defendants named above in ¶¶19-26 are sometimes collectively referred to herein as the “Individual Defendants.” 28. The true names and capacities of defendants sued herein under California Code of Civil Procedure §474 as Does 1 through 25, inclusive, are presently not known to plaintiff, who therefore sues these defendants by such fictitious names. Plaintiff will seek to amend this Complaint and include these Doe defendants’ true names and capacities when they are ascertained. Each of the fictitiously named defendants is responsible in some manner for the conduct alleged herein and for the injuries suffered by the Class CLASS ACTION ALLEGATIONS 29. Plaintiff brings this action individually and as a class action pursuant to California Code of Civil Procedure §382 on behalf of all holders of PLXT stock who are being and will be harmed by defendants’ actions described below (the “Class”). Excluded from the Class are defendants herein and any person, firm, trust, corporation, or other entity related to or affiliated with any defendants. 30. This action is properly maintainable as a class action. 31. The Class is so numerous that joinder of all members is impracticable. According to PLXT’s SEC filings, as of March 31, 2014, there were more than 45.8 million shares of PLXT common stock outstanding, held by hundreds if not thousands of shareholders geographically dispersed across the country. 32. There are questions of law and fact common to the Class that predominate over questions affecting any individual Class member. The common questions include, inter alia, the following: (a) whether the Individual Defendants have breached their fiduciary duties of undivided loyalty, independence, or due care with respect to plaintiff and the other members of the Class in connection with the Proposed Acquisition; (b) whether defendants are engaging in self-dealing in connection with the Proposed Acquisition; (c) whether the Individual Defendants have breached their fiduciary duty to secure and obtain the best value reasonable under the circumstances for the benefit of plaintiff and the other members of the Class in connection with the Proposed Acquisition; – 5 – COMPLAINT FOR BREACHES OF FIDUCIARY DUTY AND VIOLATIONS OF STATE LAW

 (d) whether defendants are unjustly enriching themselves and other insiders or affiliates of PLXT or Avago; (e) whether the Individual Defendants have breached any of their other fiduciary duties to plaintiff and the other members of the Class in connection with the Proposed Acquisition, including the duties of good faith, diligence, honesty and fair dealing; (f) whether the defendants, in bad faith and for improper motives, have impeded or erected barriers to discourage other offers for the Company or its assets; (g) whether the Proposed Acquisition compensation payable to plaintiff and the Class is unfair and inadequate; and (h) whether plaintiff and the other members of the Class would suffer irreparable injury unless defendants’ conduct is enjoined. 33. Plaintiff’s claims are typical of the claims of the other members of the Class and plaintiff does not have any interests adverse to the Class. 34. Plaintiff is an adequate representative of the Class, has retained competent counsel experienced in litigation of this nature, and will fairly and adequately protect the interests of the Class. 35. The prosecution of separate actions by individual members of the Class would create a risk of inconsistent or varying adjudications with respect to individual members of the Class which would establish incompatible standards of conduct for the party opposing the Class. 36. Plaintiff anticipates that there will be no difficulty in the management of this litigation. A class action is superior to other available methods for the fair and efficient adjudication of this controversy. 37. Defendants have acted on grounds generally applicable to the Class with respect to the matters complained of herein, thereby making appropriate the relief sought herein with respect to the Class as a whole. DEFENDANTS’ FIDUCIARY DUTIES AND THE “ENTIRE FAIRNESS” STANDARD 38. Under Delaware law, in any situation where the directors of a publicly traded corporation undertake a transaction that will result in either (i) a change in corporate control or (ii) a break-up of the – 6 – COMPLAINT FOR BREACHES OF FIDUCIARY DUTY AND VIOLATIONS OF STATE LAW

 corporation’s assets, the directors have an affirmative fiduciary obligation to obtain the highest value reasonably available for the corporation’s shareholders, and if such transaction will result in a change of corporate control, the shareholders are entitled to receive a significant premium. To diligently comply with these duties, the directors may not take any action that: (a) adversely affects the value provided to the corporation’s shareholders; (b) will discourage or inhibit alternative offers to purchase control of the corporation or its assets; (c) contractually prohibits them from complying with their fiduciary duties; (d) will otherwise adversely affect their duty to search and secure the best value reasonably available under the circumstances for the corporation’s shareholders; and/or (e) will provide the directors with preferential treatment at the expense of, or separate from, the public shareholders. 39. In accordance with their duties of loyalty and good faith, the Individual Defendants, as directors and/or officers of PLXT are obligated to refrain from: (a) participating in any transaction where the directors’ or officers’ loyalties are divided; (b) participating in any transaction where the directors or officers receive or are entitled to receive a personal financial benefit not equally shared by the public shareholders of the corporation; and/or (c) unjustly enriching themselves at the expense or to the detriment of the public shareholders. 40. Plaintiff alleges herein that the Individual Defendants, separately and together, in connection with the Proposed Acquisition, violated the fiduciary duties owed to plaintiff and the other public shareholders of PLXT, including their duties of loyalty, good faith, candor, due care and independence, insofar as they stood on both sides of the transaction and engaged in self-dealing and obtained for themselves personal benefits, including personal financial benefits, not shared equally by plaintiff or the Class. As a result of the Individual Defendants’ self-dealing and divided loyalties, neither plaintiff nor the Class will receive adequate or fair value for their PLXT common stock in the Proposed Acquisition. 41. Because the Individual Defendants have breached their duties of due care, loyalty and good faith in connection with the Proposed Acquisition, the burden of proving the inherent or entire fairness of the Proposed Acquisition, including all aspects of its negotiation, structure, price and terms, is placed upon the Individual Defendants as a matter of law. – 7 – COMPLAINT FOR BREACHES OF FIDUCIARY DUTY AND VIOLATIONS OF STATE LAW

CONSPIRACY, AIDING AND ABETTING, AND CONCERTED ACTION 42. In committing the wrongful acts alleged herein, defendants have pursued, or joined in the pursuit of, a common course of conduct, and acted in concert with and conspired with one another, in ‘ furtherance of their common plan or design. In addition to the wrongful conduct herein alleged as giving rise to primary liability, defendants further aided and abetted and/or assisted each other in breach of their respective duties as herein alleged. 43. Each of the defendants herein aided and abetted and rendered substantial assistance in the wrongs complained of herein. In taking such actions, as particularized herein, to substantially assist the commission of the wrongdoing complained of, each defendant acted with knowledge of the primary wrongdoing, substantially assisted the accomplishment of that wrongdoing, and was aware of his overall contribution to, and furtherance of, the wrongdoing. The defendants’ acts of aiding and abetting included, inter alia, the acts each of them are alleged to have committed in furtherance of the conspiracy, common enterprise and common course of conduct complained of herein. THE PROPOSED ACQUISITION 44. PLXT is the industry-leading global provider of semiconductor-based PCI Express connectivity solutions primarily targeting enterprise data center markets. The Company develops innovative software-enriched silicon that enables product differentiation, reliable interoperability and superior performance. 45. On April 21, 2014, PLXT released its financial results for the Company’s first quarter ended March 31, 2014, reporting the Company’s fifth straight profitable quarter. Specifically, PLXT reported higher gross profits and increased operating income over the previous quarter. In announcing , the quarterly results, PLXT’s President and CEO, defendant Raun, stated, ‘Based on current backlog, forecasts from customers, and resolution of the assembly issues, we expect all of our market segments to be up in Q2, driven primarily by Gen2 and Gen3 shipments. We are beginning to see an increasing number of Gen3 design wins go into volume production and we believe that this ramp will fuel our growth this year and in years to come . . . .’” 46. Despite PLXT’s excellent financial results, increasing number of Gen3 design wins and expectations that all Company segments will be up in the Company’s 2014 second quarter, on June 23, – 8 – COMPLAINT FOR BREACHES OF FIDUCIARY DUTY AND VIOLATIONS OF STATE LAW

2014, the Company announced that the Board had decided to sell the Company, reporting that PLXT and Avago had entered into the Merger Agreement pursuant to which Avago will acquire the Company for just $6.50 per share. On or before July 8, 2014, Avagi will commence the cash Tender Offer of $6.50 per share. Defendants are working quickly to consummate the deal; absent judicial intervention, the Tender Offer will close in about one month from now. 47. The press release announcing the Proposed Acquisition states in pertinent part: Avago Technologies Limited to Acquire PLX Technology, Inc. for $6.50 per Share in Cash PLX PCI Express products complement Avago ‘s server storage connectivity and networking ASIC products serving enterprise and data center Immediately accretive to Avago ‘s EPS, on a non-GAAP basis . . . Avago Technologies Limited and PLX Technology, Inc. today announced that they have entered into a definitive agreement under which Avago will acquire PLX, a leader in PCI Express silicon and software connectivity solutions, in an all-cash transaction valued at approximately $309 million, or $293 million net of cash and debt acquired. Under the terms of the agreement, which was approved by the Boards of Directors of both companies, a subsidiary of Avago will commence a tender offer for all of the outstanding shares of PLX common stock for $6.50 per share in cash. Avago expects to fund the transaction with cash available on its balance sheet. “The core PLX PCIe silicon business fits very well with the Avago business model and broadens Avago’s portfolio serving the enterprise storage and networking end markets,” stated Hock Tan, President and Chief Executive Officer of Avago. “Following the closing of the transaction, we are excited to welcome the PLX team to Avago, and we are committed to continue to invest in the PLX PCI Express platform,” “Once closed, this transaction will provide immediate value to our stockholders and offers new growth opportunities for our employees to develop leading-edge solutions for our customers,” said David Raun, President and Chief Executive Officer of PLX. “Following the closing of the transaction, we believe the combination with Avago is an excellent match for our leading PCI Express portfolio supporting next generation data center architectures.” The transaction is expected to be immediately accretive to Avago’s non-GAAP earnings per share. Avago currently anticipates driving the PLX business model to a level consistent with Avago’s long term business model by the end of fiscal year 2015, the first full fiscal year after closing. Potomac Capital Partners II, L.P., which is the largest stockholder of PLX, certain senior members of the PLX management team and all of the directors of PLX, collectively owning approximately 14.7% of shares outstanding on fully diluted basis have executed a Tender and Support Agreement in support of the transaction.– 9 – COMPLAINT FOR BREACHES OF FIDUCIARY DUTY AND VIOLATIONS OF STATE LAW

48. The Proposed Acquisition is the product of a hopelessly flawed process that is designed to ensure the sale of PLXT to Avago on terms preferential to defendants and other PLXT insiders and to subvert the interests of plaintiff and the other public stockholders of the Company. The Proposed Acquisition is being driven entirely by PLXT’s largest shareholder, PCP II, and the Board and Company management, who collectively own 14.7% of PLXT’s outstanding stock and seek liquidity for their illiquid holdings in PLXT stock. If the Proposed Acquisition closes, PCP II and the Board and Company management will receive over $43.8 million from the sale of their illiquid holdings. Thus, the Board is conflicted and serving its own financial interests rather than those of PLXT’s other shareholders. 49. From the Proposed Acquisition, PLXT’s officers and directors will receive millions of dollars in special payments — not being made to ordinary shareholders — for currently unvested stock options, performance units, and restricted shares, all of which shall, upon the merger’s closing, become fully vested and exercisable. The Company’s senior management is also entitled to receive from the Proposed Acquisition millions of dollars in change-of-control payments. Moreover, the Company’s management appears to be staying on board for the long term after the Proposed Acquisition. 50. The proposed Tender Offer price of $6.50 per share drastically undervalues the Company’s assets and prospects. The $6.50 per share consideration represents a premium of just 9.4% based on PLXT’s closing price on June 20, 2014, the last trading day before the Proposed Acquisition was announced. This premium is significantly below the median one-day premium of nearly 62% for comparable transactions in the past three years. Further, at least one analyst set a price target of $8.00 per share for PLXT common stock. In addition, PLX has traded above the merger consideration as recently as January 17, 2014, when the Company’s common stock reached a high of $6.91 per share. 51. As further evidence of the unfairness of the $6.50 per share Tender Offer price, as noted above, on April 21, 2014, PLXT released its financial results for the Company’s first quarter ended March 31, 2014, reporting the Company’s fifth straight profitable quarter, higher gross profits and increased operating income over the previous quarter, Company expectations that all of PLXT’s market – 10 – COMPLAINT FOR BREACHES OF FIDUCIARY DUTY AND VIOLATIONS OF STATE LAW

segments will be up in the second quarter of 2014 and an increasing number of Gen3 design wins going into volume production to fuel PLXT’s growth. 52. Defendant’s agreed to the Proposed Acquisition in breach of their fiduciary duties to PLXT’s public shareholders, which they brought about through an unfair sales process. Rather than undertake a full and fair sales process designed to maximize shareholder value as their fiduciary duties require, the Board catered to its own liquidity goals, as well as to the interests of Avago. 53. Pursuant to the Merger Agreement, Avago will commence the Tender Offer shortly, and no later than July 8, 2014. The initial offer period of the Tender Offer will expire as soon as 25 business days after the commencement of the offer. The closing of the merger is subject only to tender by the holders of a simple majority of the Company’s common stock, and 14.7% of the Company’s shares are controlled by PCP II and the Board and members of Company management, all of whom signed an agreement to tender their shares in support of the Merger Agreement. PLXT and Avago have announced their intent to effect the merger, pursuant to recently enacted §251(h) of the Delaware’ General Corporation Law, as a short-form merger — to cash out any shareholders who do not tender ¬without so much as a shareholder vote. Thus, just over 35% of the Company’s outstanding shares need to be tendered in order for the merger to close. 54. To protect against the threat of alternate bidders out-bidding Avago after the announcement, defendants implemented preclusive deal protection devices to guarantee that Avago will not lose its preferred position. These deal protection devices effectively preclude any competing bids for PLXT. 55. Those deal protection devices will preclude a fair sales process for the Company and lock out competing bidders, and include: (i) a no-shop clause that will preclude the Company from soliciting potential competing bidders; (ii) a matching rights provision that would require the Company to disclose confidential information about competing bids to Avago and allow Avago to match any competing proposal; and (iii) a termination and expense fee provision that would require the Company to pay Avago $10.85 million if the Proposed Acquisition is terminated in favor of a superior proposal. 56. In pursuing the unlawful plan to sell the Company for less than fair value and pursuant to an unfair process, defendants have breached their fiduciary duties of loyalty, due care, independence, – 11 – COMPLAINT FOR BREACHES OF FIDUCIARY DUTY AND VIOLATIONS OF STATE LAW

candor, good faith and fair dealing, and/or have aided and abetted such breaches. Defendants are moving quickly to consummate the Proposed Acquisition. According to the defendants, the Tender Offer will commence shortly and close in about one month. Consequently, immediate judicial intervention is warranted here to rectify existing and future irreparable harm to the Company’s shareholders. Plaintiff seeks equitable relief only to enjoin the Proposed Acquisition or, alternatively, rescind the Proposed Acquisition in the event it is consummated. FIRST CAUSE OF ACTION Claim for Breach of Fiduciary Duty Against the Individual Defendants 57. Plaintiff repeats and realleges each allegation set forth herein. 58. The Individual Defendants have violated fiduciary duties of care, loyalty, candor, and independence owed under applicable law to the public shareholders of PLXT and have acted to put their personal interests ahead of the interests of PLXT’ s shareholders. 59. By the acts, transactions and courses of conduct alleged herein, defendants, individually and acting as a part of a, common plan, are attempting to advance their interests at the expense of plaintiff and other members of the Class. 60. The Individual Defendants have violated and continue to violate their fiduciary duties by attempting to enter into a transaction without regard to the fairness of the transaction to PLXT’s shareholders. Defendants PLXT and Avago directly breached and/or aided and abetted the Individual Defendants’ breaches of fiduciary duties owed to plaintiff and the other holders of PLXT’s stock. 61. As demonstrated by the allegations above, the Individual Defendants failed to exercise the care required, and breached their duties of loyalty, good faith, candor and independence owed to the shareholders of PLXT because, among other reasons: (a) they failed to properly value PLXT; and (b) they ignored or did not protect against the numerous conflicts of interest resulting from their own interrelationships or connection with the Proposed Acquisition. 62. Because the Individual Defendants dominate and control the business and corporate affairs of PLXT, and are in possession of private corporate information concerning PLXT’s assets, – 12 – COMPLAINT FOR BREACHES OF FIDUCIARY DUTY AND VIOLATIONS OF STATE LAW

 business and future prospects, there exists an imbalance and disparity of knowledge and economic power between them and the public shareholders of PLXT which makes it inherently unfair for them to pursue any proposed transaction wherein they will reap disproportionate benefits to the detriment of shareholders. 63. By reason of the foregoing acts, practices and course of conduct, the Individual Defendants have failed to exercise ordinary care and diligence in the exercise of their fiduciary obligations toward plaintiff and the other members of the Class. 64. As a result of the actions of defendants, plaintiff and the Class will suffer irreparable injury as a result of defendants’ self-dealing. 65. Unless enjoined by this Court, the Individual Defendants will continue to breach their fiduciary duties owed to plaintiff and the Class and may consummate the Proposed Acquisition. 66. The Individual Defendants are engaging in self-dealing, are not acting in good faith toward plaintiff and the other members of the Class, and have breached and are breaching their fiduciary duties to the members of the Class. 67. Plaintiff and the members of the Class have no adequate remedy at law. Only through the exercise of this Court’s equitable powers can plaintiff and the Class be fully protected from the immediate and irreparable injury which defendants’ actions threaten to inflict. SECOND CAUSE OF ACTION Claim for Aiding and Abetting Breaches of Fiduciary Duty Against Defendants PLXT, Parent and Merger Sub 68. Plaintiff repeats and realleges every allegation set forth herein. 69. Defendants PLXT, Parent and Merger Sub aided and abetted the Individual Defendants in breaching their fiduciary duties owed to the public shareholders of PLXT, including plaintiff and the members of the Class. 70. The Individual Defendants owed to plaintiff and the members of the Class certain fiduciary duties as fully set out herein. 71. By committing the acts alleged herein, the Individual Defendants breached their fiduciary duties owed to plaintiff and the members of the Class. – 13 – COMPLAINT FOR BREACHES OF FIDUCIARY DUTY AND VIOLATIONS OF STATE LAW

72. PLXT, Parent and Merger Sub colluded in or aided and abetted the Individual Defendants’ breaches of fiduciary duties, and were active and knowing participants in the Individual Defendants’ breaches of fiduciary duties owed to plaintiff and the members of the Class. 73. Plaintiff and the members of the Class shall be irreparably injured as a direct and proximate result of the aforementioned acts. PRAYER FOR RELIEF WHEREFORE, plaintiff demands injunctive relief against defendants as follows: A. Declaring that this action is properly maintainable as a class action; B. Enjoining defendants, their agents, counsel, employees and all persons acting in concert with them from consummating the Proposed Acquisition, unless and until the Individual Defendants adopt and implement a fair procedure or process to sell the Company; C. Directing the Individual Defendants to exercise their fiduciary duties to obtain a transaction which is in the best interests of PLXT’s shareholders; D. Rescinding, to the extent already implemented, the Merger Agreement or any of the terms thereof; E. Awarding plaintiff the costs and disbursements of this action, including reasonable attorneys’ and experts’ fees; and F. Granting such other and further equitable and/or injunctive relief as this Court may deem just and proper. DATED: July 3, 2014 ROBBINS GELLER RUDMAN & DOWD LLP RANDALL J. BARON A. RICK ATWOOD, JR. DAVID T. WISSBROECKER EDWARD M. GERGOSIAN DAVID T. WISSBROECKER 655 West Broadway, Suite 1900 San Diego, CA 92101 Telephone: 619/231-1058 619/231-7423 (fax) – 14 – COMPLAINT FOR BREACHES OF FIDUCIARY DUTY AND VIOLATIONS OF STATE LAW

LAW OFFICES OF MARC S. HENZEL MARC S. HENZEL 431 Montgomery Avenue, Suite B Merion Station, PA 19066 Telephone: 610/660-8000 (fax) Attorneys for Plaintiff – 15 – COMPLAINT FOR BREACHES OF FIDUCIARY DUTY AND VIOLATIONS OF STATE LAW

CM-010

ATTORNEY OR PARTY WITHOUT ATTORNEY *(Name, State Bar number, and address)*:	FOR COURT USE ONLY
David T. Wissbroecker Robbins Geller Rudman & Dowd LLP 655 West Broadway, Suite 1900 San Diego, CA 92101 TELEPHONE NO.: 619/231-1058 FAX NO.: 619/231-7423 ATTORNEY FOR *(Name)*: Plaintiff Clarence Golden	
SUPERIOR COURT OF CALIFORNIA, COUNTY OF STREET ADDRESS: 191 North First Street MAILING ADDRESS: CITY AND ZIP CODE: San Jose, CA 95113 BRANCH NAME: Civil Division	
CASE NAME: Golden v. PLX Technology, Inc. et al.	

CIVIL CASE COVER SHEET	Complex Case Designation	CASE NUMBER: 114CV267531
☒ **Unlimited** (Amount demanded exceeds $25,000) ☐ **Limited** (Amount demanded is $25,000 or less)	☐ **Counter** ☐ **Joinder** Filed with first appearance by defendant (Cal. Rules of Court, rule 3.402)	JUDGE: DEPT:

Items 1–6 below must be completed (see instructions on page 2).

1. Check **one** box below for the case type that best describes this case:

Auto Tort
- ☐ Auto (22)
- ☐ Uninsured motorist (46)

Other PI/PD/WD (Personal Injury/Property Damage/Wrongful Death) Tort
- ☐ Asbestos (04)
- ☐ Product liability (24)
- ☐ Medical malpractice (45)
- ☐ Other PI/PD/WD (23)

Non-PI/PD/WD (Other) Tort
- ☒ Business tort/unfair business practice (07)
- ☐ Civil rights (08)
- ☐ Defamation (13)
- ☐ Fraud (16)
- ☐ Intellectual property (19)
- ☐ Professional negligence (25)
- ☐ Other non-PI/PD/WD tort (35)

Employment
- ☐ wrongful termination (36)
- ☐ Other employment (15)

Contract
- ☐ Breach of contract/warranty (06)
- ☐ Rule 3.740 collections (09)
- ☐ Other collections (09)
- ☐ Insurance coverage (18)
- ☐ Other contract (37)

Real Property
- ☐ Eminent domain/Inverse condemnation (14)
- ☐ Wrongful eviction (33)
- ☐ Other real property (26)

Unlawful Detainer
- ☐ Commercial (31)
- ☐ Residential (32)
- ☐ Drugs (38)

Judicial Review
- ☐ Asset forfeiture (05)
- ☐ Petition re: arbitration award (11)
- ☐ Writ of mandate (02)
- ☐ Other judicial review (39)

Provisionally Complex Civil Litigation (Cal. Rules of Court, rules 3.400–3.403)
- ☐ Antitrust/Trade regulation (03)
- ☐ Construction defect (10)
- ☐ Mass tort (40)
- ☐ Securities litigation (28)
- ☐ Environmental/Toxic tort (30)
- ☐ Insurance coverage claims arising from the above listed provisionally complex case types (41)

Enforcement of Judgment
- ☐ Enforcement of judgment (20)

Miscellaneous Civil Complaint
- ☐ RICO (27)
- ☐ Other complaint *(not specified above)* (42)

Miscellaneous Civil Petition
- ☐ Partnership and corporate governance (21)
- ☐ Other petition *(not specified above)* (43)

2. This case ☒ is ☐ is not complex under rule 3.400 of the California Rules of Court. If the case is complex, mark the factors requiring exceptional judicial management:
   a. ☒ Large number of separately represented parties
   b. ☒ Extensive motion practice raising difficult or novel issues that will be time-consuming to resolve
   c. ☒ Substantial amount of documentary evidence
   d. ☒ Large number of witnesses
   e. ☐ Coordination with related actions pending in one or more courts in other counties, states, or countries, or in a federal court
   f. ☐ Substantial postjudgment judicial supervision
3. Remedies sought *(check all that apply)*: a. ☐ monetary b. ☒ nonmonetary; declaratory or injunctive relief c. ☐ punitive
4. Number of causes of action *(specify)*: Two
5. This case ☒ is ☐ is not a class action suit.
6. If there are any known related cases, file and serve a notice of related case. *(You may use form CM-015.)*

Date: July 3, 2014

David T. Wissbroecker
(TYPE OR PRINT NAME)

▶
(SIGNATURE OF PARTY OR ATTORNEY FOR PARTY)

NOTICE

- Plaintiff must file this cover sheet with the first paper filed in the action or proceeding (except small claims cases or cases filed under the Probate Code, Family Code, or Welfare and Institutions Code). (Cal. Rules of Court, rule 3.220.) Failure to file may result in sanctions.
- File this cover sheet in addition to any cover sheet required by local court rule.
- If this case is complex under rule 3.400 et seq. of the California Rules of Court, you must serve a copy of this cover sheet on **all** other parties to the action or proceeding.
- Unless this is a collections case under rule 3.740 or a complex case, this cover sheet will be used for statistical purposes only.

Page 1 of 2

Form Adopted for Mandatory Use
Judicial Council of California
SUM-100 [Rev. July 1, 2009]

CIVIL CASE COVER SHEET

Cal. Rules of Court, rules 2.30, 3.220, 3.400-3.403, 3.740;
Cal. Standards of Judicial Administration, std. 3.10
www.courtinfo.ca.gov

CM-010 INSTRUCTIONS ON HOW TO COMPLETE THE COVER SHEET To Plaintiffs and Others Filing First Papers. If you are filing a first paper (for example, a complaint) in a civil case, you must complete and file, along with your first paper, the Civil Case Cover Sheet contained on page 1. This information will be used to compile statistics about the types and numbers of cases filed. You must complete items 1 through 6 on the sheet. In item 1, you must check one box for the case type that best describes the case. If the case fits both a general and a more specific type of case listed in item 1, check the more specific one. If the case has multiple causes of action, check the box that best indicates the primary cause of action. To assist you in completing the sheet, examples of the cases that belong under each case type in item 1 are provided below. A cover sheet must be filed only with your initial paper. Failure to file a cover sheet with the first paper filed in a civil case may subject a party, its counsel, or both to sanctions under rules 2.30 and 3.220 of the California Rules of Court. To Parties in Rule 3.740 Collections Cases. A "collections case" under rule 3.740 is defined as an action for recovery of money owed in a sum stated to be certain that is not more than $25,000, exclusive of interest and attorney's fees, arising from a transaction in which property, services, or money was acquired on credit. A collections case does not include an action seeking the following: (1) tort damages, (2) punitive damages, (3) recovery of real property, (4) recovery of personal property, or (5) a prejudgment writ of attachment. The identification of a case as a rule 3.740 collections case on this form means that it will be exempt from the general time-for-service requirements and case management rules, unless a defendant files a responsive pleading. A rule 3.740 collections case will be subject to the requirements for service and obtaining a judgment in rule 3.740. To Parties in Complex Cases. In complex cases only, parties must also use the Civil Case Cover Sheet to designate whether the case is complex. If a plaintiff believes the case is complex under rule 3.400 of the California Rules of Court, this must be indicated by completing the appropriate boxes in items 1 and 2. If a plaintiff designates a case as complex, the cover sheet must be served with the complaint on all parties to the action. A defendant may file and serve no later than the time of its first appearance a joinder in the plaintiff's designation, a counter-designation that the case is not complex, or, if the plaintiff has made no designation, a designation that the case is complex. CASE TYPES AND EXAMPLES Auto Tort Auto (22)–Personal Injury/Property Damage/Wrongful Death Uninsured Motorist (46) (if the case involves an uninsured motorist claim subject to arbitration, check this item instead of Auto) Other PI/PD/WD (Personal Injury/ Property Damage/Wrongful Death) Tort Asbestos (04) Asbestos Property Damage Asbestos Personal Injury/ Wrongful Death Product Liability (not asbestos or toxic/environmental) (24) Medical Malpractice (45) Medical Malpractice– Physicians & Surgeons Other Professional Health Care Malpractice Other PI/PD/WD (23) Premises Liability (e.g., slip and fall) Intentional Bodily Injury/PD/WD (e.g., assault, vandalism) Intentional Infliction of Emotional Distress Negligent Infliction of Emotional Distress Other PI/PD/WD Non-PI/PD/WD (Other) Tort Business Tort/Unfair Business Practice (07) Civil Rights (e.g., discrimination, false arrest) (not civil harassment) (08) Defamation (e.g., slander, libel) (13) Fraud (16) Intellectual Property (19) Professional Negligence (25) Legal Malpractice Other Professional Malpractice (not medical or legal) Other Non-PI/PD/WD Tort (35) Employment Wrongful Termination (36) Other Employment (15) Contract Breach of Contract/Warranty (06) Breach of Rental/Lease Contract (not unlawful detainer or wrongful eviction) Contract/Warranty Breach–Seller Plaintiff (not fraud or negligence) Negligent Breach of Contract/ Warranty Other Breach of Contract/Warranty Collections (e.g., money owed, open book accounts) (09) Collection Case–Seller Plaintiff Other Promissory Note/Collections Case Insurance Coverage (not provisionally complex) (18) Auto Subrogation Other Coverage Other Contract (37) Contractual Fraud Other Contract Dispute Real Property Eminent Domain/Inverse Condemnation (14) Wrongful Eviction (33) Other Real Property (e.g., quiet title) (26) Writ of Possession of Real Property Mortgage Foreclosure Quiet Title Other Real Property (not eminent domain, landlord/tenant, or foreclosure) Unlawful Detainer Commercial (31) Residential (32) Drugs (38) (if the case involves illegal drugs, check this item; otherwise, report as Commercial or Residential) Judicial Review Asset Forfeiture (05) Petition Re: Arbitration Award (11) Writ of Mandate (02) Writ–Administrative Mandamus Writ–Mandamus on Limited Court Case Matter Writ–Other Limited Court Case Review Other Judicial Review (39) Review of Health Officer Order Notice of Appeal–Labor Commissioner Appeals Provisionally Complex Civil Litigation (Cal. Rules of Court Rules 3.400–3.403) Antitrust/Trade Regulation (03) Construction Defect (10) Claims Involving Mass Tort (40) Securities Litigation (28) Environmental/Toxic Tort (30) Insurance Coverage Claims (arising from provisionally complex case type listed above) (41) Enforcement of Judgment Enforcement of Judgment (20) Abstract of Judgment (Out of County) Confession of Judgment (non-domestic relations) Sister State Judgment Administrative Agency Award (not unpaid taxes) Petition/Certification of Entry of Judgment on Unpaid Taxes Other Enforcement of Judgment Case Miscellaneous Civil Complaint RICO (27) Other Complaint (not specified above) (42) Declaratory Relief Only Injunctive Relief Only (non-harassment) Mechanics Lien Other Commercial Complaint Case (non-tort/non-complex) Other Civil Complaint (non-tort/non-complex) Miscellaneous Civil Petition Partnership and Corporate Governance (21) Other Petition (not specified above) (43) Civil Harassment Workplace Violence Elder/Dependent Adult Abuse Election Contest Petition for Name Change Petition for Relief From Late Claim Other Civil Petition CM-010 [Rev. July 1, 2007] CIVIL CASE COVER SHEET Page 2 of 2

CM-010 ATTACHMENT CV-5012 CIVIL LAWSUIT NOTICE Superior Court of California, County of Santa Clara 191 N. First St., San Jose, CA 95113 CASE NUMBER: PLEASE READ THIS ENTIRE FORM PLAINTIFF (the person suing): Within 60 days after filing the lawsuit, you must serve each Defendant with the Complaint, Summons, an Alternative Dispute Resolution (ADR) Information Sheet, and a copy of this Civil Lawsuit Notice, and you must file written proof of such service. DEFENDANT (The person sued): You must do each of the following to protect your rights: 1. You must file a written response to the Complaint, using the proper legal form or format, in the Clerk's Office of the Court, within 30 days of the date you were served with the Summons and Complaint; 2. You must serve by mail a copy of your written response on the Plaintiff’s attorney or on the Plaintiff if Plaintiff has no attorney (to "serve by mail" means to have an adult other than yourself mail a copy); and 3. You must attend the first Case Management Conference. Warning: If you, as the Defendant, do not follow these instructions, you may automatically lose this case. RULES AND FORMS: You must follow the California Rules of Court and the Superior Court of California, County of Santa Clara Local Civil Rules and use proper forms. You can obtain legal information, view the rules and receive forms, free of charge, from the Self-Help Center at 99 Notre Dame Avenue, San Jose (408-882-2900 x-2926), www.scselfservice.org (Select "Civil") or from: § State Rules and Judicial Council Forms: www.courtinfo.ca.gov/forms and www.courtinfo.ca.gov/rules § Local Rules and Forms: http://www.sccsuperiorcourt.org/civil/rule1toc.htm CASE MANAGEMENT CONFERENCE (CMC): You must meet with the other parties and discuss the case, in person or by telephone, at least 30 calendar days before the CMC. You must also fill out, file and serve a Case Management Statement (Judicial Council form CM-110) at least 15 calendar days before the CMC. You or your attorney must appear at the CMC. You may ask to appear by telephone – see Local Civil Rule 8. Your Case Management Judge is: Peter Kirwan Department: 1 The 1st CMC is scheduled for: (Completed by Clerk of Court) Date: October 31, 2014 Time: 10:00 am in Department: 1 The next CMC is scheduled for: (Completed by party if the 1st CMC was continued or has passed) Date: Time: in Department: ALTERNATIVE DISPUTE RESOLUTION (ADR): If all parties have appeared and filed a completed ADR Stipulation Form (local form CV-5008) at least 15 days before the CMC, the Court will cancel the CMC and mail notice of an ADR Status Conference. Visit the Court's website at www.sccsuperiorcourt.org/civil/ADR/ or call the ADR Administrator (408-882-2100 x-2530) for a list of ADR providers and their qualifications, services, and fees. WARNING: Sanctions may be imposed if you do not follow the California Rules of Court or the Local Rules of Court. CM-5012 [Rev. 7/01/08] CIVIL LAWSUIT NOTICE Page 1 of 1